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                                                                    EXHIBIT 99.1

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                           CHAMPION ENTERPRISES INC.

                      SPECIAL MEETING - OCTOBER 24, 1996

The undersigned appoints WALTER R. YOUNG, JR. and LOUIS M. BALIUS, and each of them, as Proxies each with the power to appoint his substitute, to represent and vote as designated below, all shares of the undersigned at the Special Meeting of Shareholders of Champion Enterprises, Inc. at the HAMPTON INN, 1461 NORTH OPDYKE ROAD, AUBURN HILLS, MICHIGAN 48326, at 10:00 a.m. local time on October 24, 1996 and at any adjournment or postponement thereof.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WILL BE VOTED FOR THE ABOVE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHAMPION ENTERPRISES, INC.

If a shareholder is a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card represents the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account under the plan. For those shares held in the plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares are to be voted.

                    PLEASE DO NOT FOLD, STAPLE OR MUTILATE
                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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                          CHAMPION ENTERPRISES, INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Approval of the Share Issuance, pursuant to the Agreement and Plan of Merger, dated as of August 19, 1996, by and among Champion Enterprises, Inc., Redman Industries, Inc. and RHI Acquisition Corp.

         For          Against       Abstain
         / /            / /           / /


Date __________________________________________________________________, 1996

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PLEASE DATE AND SIGN ABOVE exactly as same appears indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.
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